Singular Genomics Reports Recent Highlights and First Quarter 2024 Financial Results

San Diego, CA, May 14, 2024 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and spatial multiomics technologies to empower researchers and clinicians, today highlighted recent corporate achievements and reported financial results for the first quarter ended March 31, 2024.

“The first quarter was productive and encouraging. We are focused on supporting our existing customers and getting the G4X spatial sequencer to market as quickly as possible,” said Drew Spaventa, Chairman and Chief Executive Officer of Singular Genomics. “Looking ahead to the rest of the year, we plan to expand our spatial services offering and lay the foundation for a successful G4X launch in 2025.”

First Quarter and Recent Financial Highlights

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Recognized revenue of $0.4 million in the first quarter of 2024.
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Shipped six G4 systems in the first quarter of 2024, increasing the total number of commercial systems shipped to 30 as of the end of the first quarter of 2024.
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Showcased new G4X data sets that highlighted performance in FFPE samples and presented data from two initial Technology Access Partner projects at the American Association for Cancer Research 2024 conference in San Diego.
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Presented on the latest updates to the G4 sequencing platform and planned advances in spatial sequencing with the G4X at the Association of Biomolecular Resource Facilities conference in Minneapolis.

First Quarter 2024 Financial Results

Revenue for the first quarter of 2024 was $0.4 million, consisting primarily of revenue recognized from one G4 instrument capital purchase and consumables sales during the quarter. Revenue from the other five instrument shipments occurring during the first quarter is expected to be generated over time as customers purchase consumables.

Gross profit was negative $0.4 million in the first quarter of 2024, compared to $0.1 million in the first quarter of 2023. Gross margin was negative due to initial discounts on capital purchases, our use of the reagent rental and other non-capital purchase models, and higher costs associated with the support of system placements.

Operating expenses for the first quarter of 2024 totaled $26.4 million, compared to $25.4 million for the first quarter of 2023. Operating expenses included non-cash stock-based compensation of $2.9 million for the first quarter of 2024 and $3.1 million for the first quarter of 2023.

Net loss for the first quarter of 2024 was $25.0 million, or a loss of $0.34 per common share, compared to $23.6 million, or a loss of $0.33 per common share, in the first quarter of 2023.

Cash, cash equivalents and short-term investments, excluding restricted cash, as of March 31, 2024 totaled $150.7 million.

Webcast and Conference Call Details

Singular Genomics’ management team will host a conference call today, May 14, 2024, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing 1-888-506-0062 for domestic callers or 1-973-528-0011 for international callers and using conference ID 173302 approximately five minutes prior to the start time. A live and archived webcast of the event will be available at investor.singulargenomics.com in the Presentations & Events section.

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that develops next-generation sequencing and multiomics technologies. The commercially available G4® Sequencing Platform is a powerful, highly versatile benchtop genomic sequencer designed to produce fast and accurate results. In addition, the company is currently developing the G4X™ Spatial Sequencer, which will leverage Singular’s proprietary sequencing technology, applying it as an in situ readout for transcriptomics, proteomics and fluorescent H&E in tissue, with spatial context and on the same platform as the G4. Singular Genomics’ mission is to empower researchers and clinicians to advance science and medicine. Visit www.singulargenomics.com for more information.

Forward Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding: (i) our timeline and successful development of the G4X; (ii) expected features, capabilities and specifications of the G4X and the ability to deliver associated services and generate associated instrument and consumables sales; (iii) our ability to successfully manufacture, commercialize and support the G4, G4X and our flow cell kits, in accordance with our timelines, objectives and specifications; and (iv) quotes of management. Any such forward-looking statements are based on our management’s current expectations and are subject to risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by our forward-looking statements. These risks and uncertainties include, but are not limited to, the following: (i) we are currently developing the G4X Spatial Sequencer and related services and may not be successful in completing its development on our projected timeline, with the features and capabilities we expect, or at the cost we anticipate; (ii) we have very little history manufacturing and commercializing our products, technology or services; (iii) the life sciences technology market is highly competitive, and if we fail to compete effectively, our business and operating results will suffer; (iv) if we are sued for infringing, misappropriating or otherwise violating intellectual property rights of third parties, such litigation could be costly and time consuming and could prevent or delay us from developing or commercializing our products; (v) if our products fail to achieve early customer and scientific acceptance, we may not be able to achieve broader market acceptance for our products, and our revenues and prospects may be harmed; (vi) we expect to be highly dependent on revenue generated from the sale of the G4, G4X, G4X services and future products, and any delay or failure by us to successfully manufacture and commercialize these products and services could have a substantial adverse effect on our business and results of operations; and (vii) recent macroeconomic challenges such as inflation and rising interest rates may materially and adversely impact our business, operations, product manufacturing and commercialization objectives. These and other risk factors that may affect our future results of operations are identified and described in more detail in our most recent filings on Forms 10-K and 10-Q and in other filings that we make with the SEC from time to time, including our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 14, 2024. Accordingly, you should not rely on forward-looking statements as predictions of future events or our future performance. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact

Philip Trip Taylor

Gilmartin Group

ir@singulargenomics.com

Media Contact

Matt Browning

pr@singulargenomics.com

Singular Genomics Systems, Inc.

Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023

Revenue	$442	$863
Cost of revenue	861	807
Gross margin	(419)	56
Operating expenses:
Research and development	11,494	12,230
Selling, general and administrative	14,935	13,204
Total operating expenses	26,429	25,434
Loss from operations	(26,848)	(25,378)
Other income (expense):
Interest income	2,108	2,004
Interest expense	(284)	(259)
Total other income	1,824	1,745
Net loss	$(25,024)	$(23,633)
Net loss per share:
Basic and diluted net loss per share	$(0.34)	$(0.33)
Weighted-average shares used to compute basic and diluted net loss per share	73,925,966	71,926,412

Singular Genomics Systems, Inc.

Balance Sheets

(In thousands, except share and par value amounts)

	March 31,	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,109	$16,233
Short-term investments	126,629	157,708
Accounts receivable	137	565
Inventory, net	13,081	13,572
Prepaid expenses and other current assets	2,519	4,150
Total current assets	166,475	192,228
Right-of-use lease assets	57,094	57,797
Property and equipment, net	13,854	13,692
Restricted cash	600	600
Other noncurrent assets	1,078	1,150
Total assets	$239,101	$265,467

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,012	$2,587
Accrued expenses	3,265	6,079
Lease liabilities, current	7,822	7,764
Other current liabilities	2,980	1,857
Total current liabilities	16,079	18,287
Lease liabilities, noncurrent	58,092	58,623
Long-term debt, net of issuance costs	7,627	8,901
Other noncurrent liabilities	605	650
Total liabilities	82,403	86,461
Commitments and contingencies
Stockholders’ equity:
Series A common stock equivalent convertible preferred stock, $0.0001 par value; 7,000 shares authorized, 2,500 shares issued and outstanding at March 31, 2024 and December 31, 2023	-	-
Common stock, $0.0001 par value; 400,000,000 shares authorized, 74,067,366 and 73,823,161 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	7	7
Additional paid-in capital	519,361	516,439
Accumulated other comprehensive gain (loss)	(51)	155
Accumulated deficit	(362,619)	(337,595)
Total stockholders’ equity	156,698	179,006
Total liabilities and stockholders’ equity	$239,101	$265,467